Exhibit 10.37

March 27, 2024

iLearningEngines Inc.

6701 Democracy Blvd.

Suite 300

Bethesda, MD 20817

Attn: Mr. Harish Chidambaran, Chief Executive Officer

CONFIDENTIAL

AMENDMENT NO. 1

Dear Mr. Chidambaran:

Reference is made to the letter agreement (the “Agreement”) dated as of June 5, 2020, by and between iLearningEngines Inc., (the “Company”) a corporation with principal offices at 6701 Democracy Blvd. Suite 300, Bethesda, MD 20817, and Mizuho Securities USA LLC (“MSUSA” and, together with the Company, the “Parties”), a Delaware limited liability company with principal offices located at 1271 Avenue of the Americas, New York, NY 10020. This Amendment No. 1 (the “Amendment”) to the Agreement is being entered into between the Company and MSUSA effective as of March 27, 2024. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger and Reorganization, by and among Arrowroot Acquisition Corp. (“Arrowroot”), ARAC Merger Sub, Inc., a wholly-owned subsidiary of Arrowroot (“Merger Sub”), and the Company pursuant to which (i) Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly-owned subsidiary of Arrowroot (the “de-SPAC”), (ii) the Company will change its name to “iLearningEngines Holdings, Inc.” and (iii) Arrowroot will change its name to “iLearningEngines, Inc.” (“New Parent”); and

WHEREAS, the Company and MSUSA wish to amend the Agreement as set forth herein to address developments to the Transaction;

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:

1.	Section 4 of the Agreement is hereby replaced in its entirety with the following:

“4. As compensation for MSUSA’s services hereunder, the Company shall pay, or cause to be paid to, MSUSA the following fees:

(a)	Transaction Fee: A total transaction fee (the “Transaction Fee” equal to $7.5 million. The Transaction Fee shall be payable, at the Company’s sole discretion, in cash or in shares of common stock of New Parent (the “Shares”).

(b)	Any portion of the Transaction Fee that is paid in Shares will be made based upon fair market value of such Shares, which shall be determined in the case of publicly traded securities, on the cumulative volume-weighted average price (i.e. based on all trades during the measurement period and not an average of daily volume-weighted average prices) of such securities during the 15 consecutive trading days ending three trading days prior to the day on which the corresponding issuance of MSUSA’s Transaction Fee or any portion thereof is due.

(c)	To the extent any portion of the Transaction is paid in Shares, the Company will cause New Parent to pass to MSUSA, good and valid title to the Shares, free and clear of any liens. At the time of issuance, such Shares will be registered on Form S-3 or Form S-1 or any similar long-form registration statement that may be available at such time and listed on the principal national securities exchange on which the New Parent’s common stock is then listed or traded. The Company will cause such Shares to be issued free of restrictive legends and such Shares will to not be subject to any contractual restrictions on further sale, assignment, or transfer. The Company will use reasonable best efforts to cause New Parent to register the Shares no later than the one-year anniversary of the consummation of the de-SPAC. The Company will only issue Shares to MSUSA, and will issue such Shares to MSUSA as soon as reasonably practicable, upon receipt by the Company of a written invoice from MSUSA requesting payment of all or a portion of the Transaction Fee; provided, however, such Shares must be registered and are freely tradeable by MSUSA.

(d)	If this Agreement expires or is terminated by the Company for any reason other than a material failure of performance by MSUSA and within 24 months after the date of such termination the Company consummates a Transaction or enters into a definitive agreement with respect to a Transaction, the Company shall pay MSUSA the fees listed above less any fees already paid to MSUSA pursuant to this paragraph 4.”

2.	The Company has, or upon closing of the Transaction, will have the authority to cause any payments not made directly by the Company hereunder to be paid by New Parent.

3.	This Amendment is hereby incorporated by reference into and becomes a part of the Agreement.

4.	Except as specifically amended hereby, all of the terms and provisions of the Agreement shall continue in full force and effect.

Please confirm your agreement to the foregoing by signing and returning the enclosed copy of this Amendment.

Very truly yours,

MIZUHO SECURITIES USA LLC

By:	/s/ Erik Marth
Name: Mr. Erik Marth
Title: Managing Director

Agreed as of the date first written above:

ILEARNINGENGINES INC.

By:	/s/ Harish Chidambaran
Name: Mr. Harish Chidambaran
Title: Chief Executive Office

Acknowledged and Agreed:

ARROWROOT ACQUISITION CORP.

By:	/s/ Thomas P. Olivier
Name: Thomas P. Olivier
Title: President & CFO